Exhibit 10.2

Execution Version

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is made and entered into as of this 14th day of November, 2023, by and between Edgio, Inc., a Delaware corporation formerly known as Limelight Networks, Inc. (the “Company”), and Lynrock Lake Master Fund LP (the “Noteholder”). The Company and the Noteholder are collectively referred to herein as the “Parties” and individually as a “Party” as the context may require. Capitalized terms used herein but not defined herein shall have the meaning ascribed to such terms in the New Secured Notes Indenture (as defined below).

RECITALS

WHEREAS, reference is made to that certain Indenture, dated as of July 27, 2020 (the “Existing Indenture”), by and between the Company, as issuer thereunder, and U.S. Bank Trust Company, National Association (formerly U.S. Bank National Association), as trustee (the “Existing Trustee”) and collateral agent, pursuant to which the Company issued $125,000,000 aggregate principal amount of 3.50% Convertible Senior Unsecured Notes due 2025 (the “Existing Notes”);

WHEREAS, on the Closing Date (as defined below), on the terms and subject to the conditions set forth herein, the Noteholder desires to exchange (the “Exchange”) $118,870,000 aggregate principal amount of Existing Notes (the “Noteholder’s Notes”) for the Company’s newly issued senior secured convertible notes due 2027 (the “New Secured Notes”) issued pursuant to the New Secured Notes Indenture (defined below) in the principal amount of $118,870,000;

WHEREAS, the New Secured Notes will be issued pursuant to an indenture to be entered into on the Closing Date (the “New Secured Notes Indenture”), attached as Exhibit A hereto, by and among the Company, as issuer, and the subsidiary guarantors (“Subsidiary Guarantors”) thereunder, U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), and U.S. Bank Trust Company, National Association, as collateral agent (the “Collateral Agent”);

WHEREAS, the New Secured Notes will be delivered to the Noteholder through the facilities of The Depository Trust Company (“DTC”); and

WHEREAS, on the Closing Date, the Company is entering into that certain Credit Agreement, dated as of the date hereof (the “Credit Agreement”), by and between the Company, as borrower, certain of its subsidiaries, as guarantors, and Lynrock Lake Master Fund LP, as lender (the “Lender”), whereby the Lender shall make certain term loans in an aggregate principal amount of $79,472,175 to the Company.

NOW, THEREFORE, in consideration of the conditions and agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Exchange

Section 1.1 Exchange of the Existing Notes. On the terms and subject to the satisfaction of the conditions set forth in this Agreement, the Company and the Noteholder agree to consummate the Exchange and certain of the transactions contemplated hereby on the Closing Date as follows:

(a) Noteholder Exchange. Promptly following the completion of Company Delivery (as defined below) and the Final Interest Payment (as defined below), the Noteholder shall surrender, transfer and deliver to the Existing Trustee for cancellation the Noteholder’s Notes in accordance with the terms of the Existing Indenture through the one-sided Deposit/Withdrawal at Custodian procedures of DTC (and the Company shall promptly effect such cancellation), together with all right, title and interest to the Existing Notes (the “Noteholder Delivery”) from the DTC Participant(s) specified in the Exchanging Noteholder Instructions attached as Exhibit B hereto (the “Exchanging Noteholder Instructions”). Such transfer of Existing Notes shall be made solely in exchange for the following:

(i) On the Closing Date, the Company shall issue and deliver to the Noteholder the New Secured Notes in the principal amount of $118,870,000 through the one-sided Deposit/Withdrawal at Custodian procedures of DTC to the DTC Participant(s) specified in the Exchanging Noteholder Instructions (the “Company Delivery”).

(ii) The Company shall make a cash payment directly to the Noteholder equal to the accrued and unpaid interest in respect of the principal amount of Existing Notes so exchanged from, and including, the most recent date on which interest thereon was paid, to, but not including, the Closing Date (to be calculated in accordance with the Existing Indenture), which amount shall be paid in accordance with the wire instructions included in the Exchanging Noteholder Instructions (the “Final Interest Payment”).

Section 1.2 Closing. The closing of the Exchange (the “Closing”) is anticipated to take place on the date hereof after the satisfaction (or waiver by the Noteholder or the Company, as applicable) of the conditions set forth in Section 1.3(a) and 1.3(b) below at the offices of Milbank LLP, counsel to the Company, or on such other date or dates and at such other place as the Parties may agree in writing (the “Closing Date”). To the extent the Noteholder Delivery is delayed as a result of procedures and mechanics of DTC, Noteholder’s brokers, custodians or other nominees or other events beyond the Noteholder’s control, such delay will not be a breach of this Agreement so long as the Holder is using commercially reasonable efforts to effect the Noteholder Delivery. The transactions set forth in Section 1.1 shall be deemed to take place concurrently with each other at the Closing.

Section 1.3 Conditions to Closing.

(a) Obligations of the Noteholder. The obligation of the Noteholder hereunder to consummate the Exchange and the transactions contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions; provided, that these conditions are for the Noteholder’s sole benefit and may be waived by the Noteholder at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) Transaction Documents. This Agreement, the New Secured Notes Indenture, the New Secured Notes, the Intercreditor Agreement, and the Credit Agreement, shall have been duly and validly authorized, executed and delivered by all of the parties thereto.

(ii) Opinion. The Noteholder shall have received a written opinion of Milbank LLP, counsel to the Company, (A) dated the date hereof, (B) addressed to the Noteholder and (C) in form and substance reasonably satisfactory to the Noteholder.

(iii) Collateral. Other than in respect of deliverables permitted to be provided after the date hereof pursuant to this Agreement and the New Secured Notes Indenture, the Noteholder shall have received:

(A)

from the Company and the Grantors thereto, the Security Agreement (the “Security Agreement”), attached as Exhibit C hereto, and each other Security Document to be executed as of the date hereof duly executed and delivered on behalf of such person; and

(B)

all documents and instruments, including Uniform Commercial Code or other applicable personal property and financing statements, reasonably requested by the Noteholder to be filed, registered or recorded to create the liens intended to be created by any security document and perfect such liens to the extent required by, and with the priority required by, such security document shall have been delivered to the Noteholder for filing, registration or recording and none of the collateral shall be subject to any other pledges, security interests or mortgages, except for liens permitted under the New Secured Notes Indenture.

(iv) [RESERVED.]

(v) Existing Notes. The Company shall have segregated proceeds for the purpose of repurchasing all $6,130,000 aggregate principal amount of Existing Notes currently outstanding that are not held by the Noteholder (the “Other Existing Notes”) on the Fundamental Change Repurchase Date at a price of par plus accrued and unpaid interest as of the Fundamental Change Repurchase Date.

(vi) Support Agreements. The Company shall have entered into a support agreement with College Top Holdings, Inc., in form and substance reasonably acceptable to the Noteholder, and the Company will use reasonable best efforts to enter into additional support agreements, in form and substance reasonably acceptable to the Noteholder, with every executive officer, director and 10% stockholder of the Company (the “Other Insider Investors”), pursuant to which College Top Holdings, Inc. and the Other Insider Investors agree to support all of the Shareholder Approval Matters (as defined in the Credit Agreement).

(vii) Appointments. The Company shall have made the appointments required under Section 2 of Schedule A hereto.

(viii) Representations, Warranties and Agreements; No Default. (A) The representations and warranties of the Company contained in Article III hereof are true and correct, in the case of representations and warranties which are qualified as to materiality, and true and correct in all material respects, in the case of representations and warranties that are not so qualified, and (B) the Company has complied in all material respects with all of their agreements set forth herein, in the Security Agreement to be performed or satisfied at or prior to the Closing Date, and (C) no event of default has occurred and is continuing under the Existing Indenture or the New Secured Notes Indenture.

(ix) Fees. All reasonable and documented out-of-pocket fees and expenses of the Noteholder for which invoices have been presented (including the reasonable and documented fees and expenses of legal counsel for the Noteholder) shall have been paid by the Company.

(x) Secretary’s Certificate. The Noteholder shall have received a certificate of each of the Company, the Subsidiary Guarantors, and each Grantor party to the Security Agreement (collectively, the “Company Parties”, and each, a “Company Party”), dated as of the Closing Date and executed by the Secretary (or other senior officer) of each Company Party with appropriate insertions and attachments (the “Secretary’s Certificate”), including:

(i) a copy of the certificate of formation or incorporation, as applicable, including all amendments thereto, of each Company Party;

(ii) the relevant board (and/or, if applicable, shareholders’) resolutions or written consents of each Company Party adopted by such Company Party for the purposes of authorizing the execution, delivery and performance, as applicable, of the Security Agreement, the other Security Documents, this Agreement, the Credit Agreement, the Loan Documents (as defined in the Credit Agreement), the New Secured Notes Indenture, and the New Secured Notes issued on the Closing Date (collectively, the “Documents”);

(iii) a certificate of each representative of each Company Party authorized to execute the Documents on behalf of such Company Party as to the names, titles, incumbency and specimen signature of each representative executing the Documents; and

(iv) a certificate as to the good standing of each Company Party as of not more than thirty (30) days prior to the Closing Date from such Secretary of State, and, if applicable, certificates of foreign qualification for each Company Party from each jurisdiction where the failure to be qualified or in good standing could reasonably be expected to have a Material Adverse Effect (as defined in the Credit Agreement).

(xi) Officer’s Certificate. The Noteholder shall have received a certificate of an officer of the Company, certifying that (A) the representations and warranties of the Company contained in Article III hereof are true and correct, in the case of representations and warranties which are qualified as to materiality, and true and correct in all material respects, in the case of representations and warranties that are not so qualified, and (B) the Company and the Subsidiary Guarantors have complied in all material respects with all of their agreements set forth herein and in the Documents to be performed or satisfied at or prior to the Closing Date, and (C) no event of default has occurred or is continuing under the Existing Indenture or the New Secured Notes Indenture.

(xii) No Prohibitions. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or other legal restraint or prohibition shall be in effect preventing the consummation by the Company or the Noteholder, as applicable, of the Exchange, the issuance of the New Secured Notes or the other transactions hereby intended to be consummated on the Closing Date.

(xiii) Company Delivery and Final Interest Payment. The Company shall have completed the Company Delivery and the Final Interest Payment in accordance with Sections 1.1(a)(i) and 1.1(a)(ii).

(b) Obligations of the Company. The obligation of the Company hereunder to consummate the Exchange and the transactions contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing, of each of the following conditions; provided, that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Noteholder with prior written notice thereof:

(i) Transaction Documents. This Agreement, the New Secured Notes Indenture, the New Secured Notes, the Intercreditor Agreement and the Credit Agreement, shall have been duly and validly authorized, executed and delivered by all of the parties thereto.

(ii) Representations and Warranties. The representations and warranties of the Noteholder contained in Article II hereof are true and correct, in the case of representations and warranties which are qualified as to materiality, and true and correct in all material respects, in the case of representations and warranties that are not so qualified.

(iii) No Prohibitions. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or other legal restraint or prohibition shall be in effect preventing the consummation by the Company or the Noteholder, as applicable, of the Exchange, the issuance of the New Secured Notes or the other transactions hereby intended to be consummated on the Closing Date.

(iv) Delivery of Existing Notes. The Noteholder shall have completed the Noteholder Delivery in accordance with Section 1.1(a) in one or more settlements.

ARTICLE II

Representations and Warranties of the Noteholder

The Noteholder hereby makes the following representations and warranties:

Section 2.1 Organization; Requisite Authority. The Noteholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Noteholder possesses all requisite power and authority necessary to consummate the Exchange and the transactions contemplated by this Agreement and to transfer the Existing Notes to the Company.

Section 2.2 Authorization. The execution, delivery and performance of this Agreement have been duly authorized by the Noteholder. This Agreement, when executed and delivered by the Noteholder in accordance with the terms hereof, shall constitute a valid and binding obligation of the Noteholder, enforceable against the Noteholder in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles.

Section 2.3 Broker’s Fees. The Noteholder has not retained or authorized any investment banker, broker, finder or other intermediary to act on behalf of the Noteholder or incurred any liability for any banker’s, broker’s or finder’s fees or commissions in connection with the transactions contemplated by this Agreement.

Section 2.4 Ownership. The Noteholder is the beneficial owner of the Noteholder’s Notes, and the Noteholder is entitled to any and all accrued and unpaid interest thereon. Upon the Noteholder Delivery, in consideration of the Company Delivery and the Final Interest Payment, pursuant to this Agreement, good and valid title to the Existing Notes owned by the Noteholder will pass to the Company, free and clear of any liens, claims, encumbrances, security interests, options or charges of any kind.

Section 2.5 Qualified Institutional Buyer; Accredited Investor. The Noteholder is a “qualified institutional buyer” as defined in Rule 144A under the Securities Act and an “accredited investor” as defined in Rule 501(a) under the Securities Act.

Section 2.6 No Affiliates. The Noteholder is not, or has not been at any time during the consecutive three-month period preceding the date hereof, a director, officer or “affiliate” within the meaning of Rule 144 promulgated under the Securities Act (an “Affiliate”) of the Company. The Noteholder will beneficially own as of the Closing Date (but without giving effect to the Exchange) (a) less than 5% of the outstanding common stock, par value $0.001 per share, of the Company (the “Common Shares”) and (b) less than 5% of the aggregate number of votes that may be cast by holders of those outstanding securities of the Company that entitle the holders thereof to vote generally on all matters submitted to the Company’s stockholders for a vote. The Noteholder is not a subsidiary, or, to its knowledge, otherwise closely-related to any director or officer of the Company (each such director, officer or beneficial owner, a “Related Party”).

Section 2.7 No Prohibited Transactions. The Noteholder has not, directly or indirectly, and no person acting on behalf of or pursuant to any understanding with it has, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving any of the Company’s securities) since the time that the Noteholder was first contacted by the Company or any other person regarding the Exchange, this Agreement or an investment in the New Secured Notes or the Company. The Noteholder covenants that neither it nor any person acting on its behalf or pursuant to any understanding with it will engage, directly or indirectly, in any transactions in the securities of the Company (including Short Sales) prior to the time the Exchange is publicly disclosed. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, derivatives and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker-dealers or foreign regulated brokers. Solely for purposes of this Section 2.7, subject to the Noteholder’s compliance with their respective obligations under the U.S. federal securities laws and the Noteholder’s respective internal policies, (a) “Noteholder” shall not be deemed to include any employees, subsidiaries, desks, groups or Affiliates of the Noteholder that are effectively walled off by appropriate “Fire Wall” information barriers approved by the Noteholder’s respective legal or compliance department (and thus such walled off parties have not been privy to any information concerning the Exchange), and (b) the foregoing representations and covenants of this Section 2.7 shall not apply to any transaction by or on behalf of an account that was effected without the advice or participation of the Noteholder.

Section 2.8 Compliance with Applicable Laws. The Noteholder will comply with all applicable laws and regulations in effect in any jurisdiction in which it acquires New Secured Notes pursuant to the Exchange and will obtain any consent, approval or permission required for such purchases, acquisitions or sales under the laws and regulations of any jurisdiction to which it is subject or in which it acquires New Secured Notes pursuant to the Exchange.

Section 2.9 Adequate Information; No Reliance. The Noteholder acknowledges and agrees on behalf of itself that (a) the Noteholder has been furnished with all materials it considers relevant to making an investment decision to enter into the Exchange and has had the opportunity to review the Company’s filings and submissions with the SEC, including, without limitation, all information filed or furnished pursuant to the Exchange Act, and (b) the Noteholder has had a full opportunity to ask questions of the Company concerning the Company, its business, operations, financial performance, financial condition and prospects and the terms and conditions of the Exchange, all of which were answered to its satisfaction, (c) the Noteholder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the Exchange and to make an informed investment decision with respect to the Exchange, (d) the Noteholder (as applicable) has evaluated the tax and other consequences of the Exchange and ownership of the New Secured Notes with its tax, accounting or legal advisors, including the consequences to the Noteholder of the issuance of the New Secured Notes with significant original issue discount for U.S. Federal income tax purposes, (e) the Company is not acting as a fiduciary or financial or investment advisor to the Noteholder and (f) the Noteholder is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of their Affiliates or representatives, except for (i) the publicly available filings and submissions made by the Company with the SEC under the Exchange Act and (ii) the representations and warranties made by the Company in this Agreement and the Credit Agreement. The Noteholder is able to fend for itself in the Exchange; has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its prospective investment in the New Secured Notes; has the ability to bear the economic risks of its prospective investment and can afford the complete loss of such investment; and acknowledges that investment in the New Secured Notes involves a high degree of risk.

Section 2.10 Mutually Negotiated Terms. The Noteholder acknowledges that the terms of the Exchange have been mutually negotiated between the Noteholder and the Company. The Noteholder has had a sufficient amount of time to consider whether to participate in the Exchange on behalf of its applicable accounts, and neither the Company, nor any of their respective Affiliates or agents, has placed any pressure on it to respond to the opportunity to participate in the Exchange.

Section 2.11 Acknowledgements. The Noteholder acknowledges and agrees on behalf of itself and the Noteholder that no public market exists for the New Secured Notes, and that there is no assurance that a public market will ever develop for the New Secured Notes. The Noteholder (a) acknowledges that neither the issuance of the New Secured Notes pursuant to the Exchange nor the issuance of Common Shares (the “Conversion Shares”) upon exchange of any of the New Secured Notes has been registered or qualified under the Securities Act or any state securities laws, and the New Secured Notes and any Conversion Shares are being offered and sold in reliance upon exemptions provided in the Securities Act and state securities laws for transactions not involving any public offering and, therefore, cannot be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless they are subsequently registered and qualified under the Securities Act and applicable state laws or unless an exemption from such registration and qualification is available, and (b) is purchasing the New Secured Notes and any Conversion Shares for investment purposes only for its own account and not with any view toward a distribution thereof or with any intention of selling, distributing or otherwise disposing of the New Secured Notes or any Conversion Shares in a manner that would violate the registration requirements of the Securities Act. The Noteholder confirms to the Company that it has such knowledge and experience in business matters and that the Noteholder and the Noteholder is capable of evaluating the merits and risks of an investment in the New Secured Notes or the Conversion Shares and of making an informed investment decision and understands that (x) this investment is suitable only for an investor which is able to bear the economic consequences of losing its entire investment and (y) the purchase of the New Secured Notes and the Conversion Shares by the Noteholder is a speculative investment which involves a high degree of risk of loss of the entire investment. The Noteholder acknowledges that the New Secured Notes and any Conversion Shares will bear a legend to the effect that the Noteholder may not transfer any New Secured Notes or such Conversion Shares except (i) to a “qualified institutional buyer” within the meaning of and in accordance with Rule 144A, (ii) under any other available exemption from the registration requirements of the Securities Act, (iii) pursuant to a registration statement that has become effective under the Securities Act, or (iv) as otherwise specified in such legend.

Section 2.12 Taxpayer Information. The Noteholder agrees that it will deliver to the Company executed copies of IRS Form W-8IMY, accompanied by IRS Forms W-9, W-8ECI, W-8BEN or W-8BEN-E, as applicable (or any successor form), together with tax compliance certificate(s) sufficient to claim the benefits of the exemption for portfolio interest under Section 881(c) of the Code, including certifications that the relevant persons claiming such exemption are (x) not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Company within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Company as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form).

Section 2.13 No Registration. The Noteholder understands that:

(i) the offer and sale of the New Secured Notes hereunder is not being registered under the Securities Act, and is being made privately pursuant to the private placement exemption from the registration requirements provided in Section 4(a)(2) of the Securities Act;

(ii) the Company is not and will not be registered as an investment company under the Investment Company Act (as defined below); and

(iii) in connection with the foregoing, the Company is relying on the representations, warranties and covenants of the Noteholder contained in this Agreement.

Section 2.14 Disclaimer of Other Representations and Warranties. Except as expressly set forth in this Agreement, any certificate or other instrument delivered pursuant hereto or pursuant to any registration rights agreement entered into by the Noteholder, the Noteholder makes no representation or warranty, express or implied, at law or in equity, in respect of the Noteholder, or any of its assets, liabilities or operations, and any such other representations or warranties are hereby expressly disclaimed.

ARTICLE III

Representations, Warranties and Covenants of the Company

The Company hereby makes the following representations and warranties:

Section 3.1 Representations and Warranties.

(i) The Company and each of the Subsidiary Guarantors has been duly incorporated or formed and is a validly existing limited liability company, corporation or other organization in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate, limited liability company, partnership or similar) to own its properties and conduct its business; and the Company and each of the Subsidiary Guarantors is duly qualified to do business as a foreign entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not individually or in the aggregate have a Material Adverse Effect.

(ii) The entities listed on Schedule B hereto will be the only direct or indirect subsidiaries of the Company on the Closing Date. Each subsidiary of the Company has been duly incorporated or formed and is an existing corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or formation, with corporate, limited liability company, partnership or similar power and authority to own its properties and conduct its business; and each subsidiary of the Company is duly qualified to do business as a foreign corporation or other entity in good standing (in each case, to the extent such concept exists) in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be duly qualified or in good standing would not individually or in the aggregate have a Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of each subsidiary of the Company has been duly authorized and validly issued and, in the case of any such corporation, is fully paid and nonassessable; and the capital stock or other ownership interests of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects except liens permitted by the New Secured Notes Indenture.

(iii) Each of the Company and Subsidiary Guarantors has all requisite corporate, limited liability company, partnership or similar, as applicable, power and authority to execute the New Secured Notes Indenture, the Security Agreement and the other Security Documents and carry out the transactions contemplated thereby and perform its obligations contemplated thereunder and the Company has all requisite corporate authority to execute the New Secured Notes and carry out the transactions contemplated thereby and perform its obligations contemplated thereunder. Each of the New Secured Notes Indenture, the Security Agreement and the other Security Documents has been duly authorized by the Company and the Subsidiary Guarantors; the New Secured Notes have been duly authorized by the Company; and when the New Secured Notes are issued, executed, delivered and paid for pursuant to this Agreement and when each of the New Secured Notes Indenture, the Security Agreement and the other Security Documents is executed and delivered and the New Secured Notes are authenticated by the Trustee, the New Secured Notes Indenture, the Security Agreement and the other Security Documents will have been duly executed and delivered by the Company and the Subsidiary Guarantors, the New Secured Notes will have been duly executed, authenticated, issued and delivered and will be entitled to the benefits provided in the New Secured Notes Indenture, the Security Agreement and the other Security Documents and the New Secured Notes Indenture, the Security Agreement, the other Security Documents and the New Secured Notes will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

(iv) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

(v) Assuming the accuracy of the representations and warranties of the Noteholder made pursuant to Article II, no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required (except as may be required as a result of the identity or status of the Noteholder) for the consummation of the transactions contemplated by this Agreement, the New Secured Notes Indenture, the New Secured Notes, the Security Agreement or the other Security Documents or the execution, delivery and performance of the New Secured Notes, the New Secured Notes Indenture, the Security Agreement and the other Security Documents, the consummation of the Exchange, or the issuance of the New Secured Notes, except such as will have been obtained on or prior to the date hereof; for such other consents, approvals, authorizations or orders as would not have a Material Adverse Effect; and with respect to deliverables permitted to be provided after the date hereof pursuant to this Agreement, such filings and recordings as may be required to perfect liens in connection with the Documents.

(vi) The guarantees of the Subsidiary Guarantors with respect to the New Secured Notes are duly authorized by each Subsidiary Guarantor. When the New Secured Notes are issued, executed and authenticated in accordance with the terms of the New Secured Notes Indenture, and assuming the New Secured Notes have been delivered to and paid for pursuant to this Agreement, the guarantees of each Subsidiary Guarantor endorsed thereon will constitute valid and legally binding obligations of the Subsidiary Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

(vii) The execution, delivery and performance of the Documents and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien (other than liens permitted by the New Secured Notes Indenture) upon any property or assets of the Company or any of its subsidiaries pursuant to, (A) assuming the accuracy of the representations and warranties of the Noteholder made pursuant to Article II, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or (B) any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or (C) the charter or by-laws or any equivalent organizational document of the Company or any such subsidiary, except, in the case of clauses (A) and (B), where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect.

(viii) Except as disclosed in the Company’s filings with the SEC prior to the date of this Agreement (along with SEC comment letters received in connection with these filings to the extent publicly filed prior to the date of this Agreement, the “Company Disclosure Documents”) and except for liens permitted by the New Secured Notes Indenture, the Company and its subsidiaries have good and marketable title to all real properties and good title to all personal properties and assets owned by them, free from liens, encumbrances and defects that would individually or in the aggregate have a Material Adverse Effect; and except as disclosed in the Company Disclosure Documents, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them, except as would not individually or in the aggregate have a Material Adverse Effect.

(ix) Except as disclosed in the Company Disclosure Documents, the Company and its subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct their business as described in the Company Disclosure Documents and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of the Subsidiary Guarantors, would individually or in the aggregate have a Material Adverse Effect.

(x) Except as disclosed in the Company Disclosure Documents, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that would reasonably be expected to have a Material Adverse Effect.

(xi) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, knowhow, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) that, to their best knowledge after due inquiry, are necessary to conduct their business, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xii) Except as disclosed in the Company’s Disclosure Documents, to the knowledge of the Company and the Subsidiary Guarantors, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and except as disclosed in the Company Disclosure Documents, the Company is not aware of any pending investigation which might lead to such a claim.

(xiii) Except as disclosed in the Company Disclosure Documents, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, would reasonably be expected, individually or in the aggregate to have a Material Adverse Effect, or would materially and adversely affect the ability of the Company and the Subsidiary Guarantors to perform their obligations under the New Secured Notes Indenture or this Agreement, and to the best knowledge of the Company and the Subsidiary Guarantors, no such actions, suits or proceedings are threatened.

(xiv) The latest financial statements of the Company, together with the related notes included in the Company Disclosure Documents, present fairly in all material respects the consolidated financial position of the entities to which they relate as of and at the dates indicated and the results of their operations and cash flows for the periods specified. Except as disclosed in the Company Disclosure Documents, such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.

(xv) Except as disclosed in the Company Disclosure Documents, since June 29, 2023, there has been no Material Adverse Effect, and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(xvi) Except as disclosed in the Company Disclosure Documents, neither the Company nor any of its subsidiaries is (A) in violation of its respective charter or by-laws or similar organizational documents or (B) in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, loan agreement, mortgage, lease or other agreement or instrument that is material to the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective property is bound, except for such defaults in the case of this clause (B) that would not individually or in the aggregate have a Material Adverse Effect.

(xvii) The Company and its subsidiaries make and keep books and records that are accurate in all material respects and maintain systems of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Company Disclosure Documents, there are no material weaknesses or significant deficiencies in the internal controls of the Company or its subsidiaries. The Company and its subsidiaries maintain effective controls and procedures designed to provide reasonable assurance that material information relating to the Company or its subsidiaries, as applicable, is made known or disclosed to the officers and directors of such entity by others within such entity.

(xviii) None of the Company or its subsidiaries, nor, to the knowledge of the Company, the Subsidiary Guarantors, any of their directors, officers, agents or employees has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any government official or employee from corporate funds, (C) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or similar law of a jurisdiction in which the Company or its subsidiaries conduct their business and to which they are lawfully subject or (D) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xix) The operations of the Company and its subsidiaries are and have been conducted in compliance with applicable financial record-keeping and reporting requirements of the anti-money laundering laws and regulations of the United States and similar laws of any jurisdiction in which the Company or its subsidiaries conduct their business and to which they are lawfully subject, as applicable (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, its subsidiaries or, to the knowledge of the Company, the Subsidiary Guarantors, any of their directors, officers, agents or employees with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, the Subsidiary Guarantors, threatened.

(xx) None of the Company or its subsidiaries, or, to the knowledge of the Company, any director, officer, agent or employee is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or equivalent United Kingdom or European Union measure.

(xxi) None of the Company or the Subsidiary Guarantors is an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the United States Investment Company Act of 1940 (the “Investment Company Act”); and none of the Company or the Subsidiary Guarantors, is, and after giving effect to the Exchange and the issuance of the New Secured Notes, will be an “investment company” as defined in the Investment Company Act.

(xxii) Assuming the accuracy of the representations and warranties of the Noteholder made pursuant to Article II, (A) the Exchange will not be a “tender offer” for purposes of Section 14(e) of the Exchange Act, Regulation 14E under the Exchange Act or Rule 13e-4 under the Exchange Act; (B) the issuance of the New Secured Notes by the Company to the Noteholder in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act; and (C) it is not necessary to qualify the New Secured Notes Indenture under the Trust Indenture Act of 1939, as amended.

(xxiii) The Company and its subsidiaries (the “Applicable Group”), on a consolidated basis taken as a whole, are, and immediately after giving effect to the transactions contemplated by this Agreement, including the consummation of the Exchange and the issuance of the New Secured Notes, will be, Solvent. As used herein, the term “Solvent” means, with respect to the Applicable Group (on a consolidated basis, taken as a whole), that as of the date of determination (A) the sum of the Applicable Group’s debt (including contingent liabilities) does not exceed the present fair saleable value, taken on a going concern basis of the Applicable Group’s assets; (B) the Applicable Group’s capital is not unreasonably small in relation to its business as contemplated on the date hereof; and (C) the Applicable Group does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they mature in the ordinary course of business. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that the Applicable Group reasonably expects to become an actual or matured liability. The New Secured Notes are not being issued with the intent to hinder, delay or defraud either present or future creditors of any member of the Applicable Group.

(xxiv) Common Stock Issuable Upon Conversion of New Secured Notes. Subject to the terms of the New Secured Notes Indenture, upon receipt of the Shareholder Approvals, the New Secured Notes will be convertible into shares of Common Stock, cash or a combination of shares of Common Stock and cash, at the Company’s election. Upon receipt of the Shareholder Approvals, the Company will have duly authorized and reserved a number of Conversion Shares for issuance upon conversion of the New Secured Notes equal to the maximum number of such shares issuable upon conversion (assuming “Physical Settlement” of the New Secured Notes upon conversion and the maximum increase to the “Conversion Rate” in connection with any “Make-Whole Fundamental Change” (each, as defined in the New Secured Notes Indenture) applies), and, when such Conversion Shares are issued upon conversion of the New Secured Notes in accordance with the terms of the New Secured Notes and the New Secured Notes Indenture, such Conversion Shares will be validly issued, fully paid and non-assessable, and the issuance of any such Conversion Shares will not be subject to any preemptive or similar rights.

ARTICLE IV

Consent Rights and Post-Closing Obligations

Section 4.1 Fees and Expenses. The Company shall reimburse or pay all reasonable and documented out-of-pocket expenses in connection with the Exchange, this Agreement, the New Secured Notes Indenture, the Security Agreement and the other Security Documents and other agreements and documents relating thereto and the negotiation thereof (including reasonable and documented fees, charges and disbursements of legal counsel to the Noteholder relating to services provided on or prior to the date that the Company completes its obligations under the New Secured Notes Indenture), in each case to the extent not previously paid at the Closing.

Section 4.2 Corporate Governance and Capital Management. For so long as the Noteholder (together with its Affiliates) is a beneficial owner of any of the New Secured Notes:

(a) Promptly following the Closing Date, the Company and the Noteholder will cooperate in good faith to identify two (2) individuals mutually acceptable to the Company and Noteholder to be appointed as independent directors (the “New Independent Directors”) to the board of directors of the Company (the “Board of Directors”), which individuals shall each satisfy the independence requirements under the rules and regulations of Nasdaq and at least one of which will meet the SEC’s qualifications for service on the audit committee of the Board of Directors. The Company and the Noteholder agree to use reasonable efforts to mutually agree on the New Independent Directors within six (6) Business Days following the Closing Date.

(b) Within three (3) Business Days following the mutual agreement between the Company and the Noteholder on selection of the New Independent Directors, the Company shall use commercially reasonable efforts to secure the resignations from the Board of Directors of a number of directors on the Board of Directors sufficient to allow the Board of Directors to be reduced to five (5) directors (after giving effect to the appointment of the New Independent Directors pursuant to the terms of this Agreement). Thereafter, the Company shall use commercially reasonable efforts to cause the size of the Board of Directors to be maintained at a maximum of five (5) directors (unless, at the request of the Board of Directors, the Noteholder agrees in writing to an increase in the maximum number of directors constituting the Board of Directors).

(c) Immediately following the resignations of the directors of the Board of Directors described in subsection (b), the Board of Directors shall appoint the New Independent Directors to Class I of the Board of Directors, effective as of the date of the resignations referred to in subsection (b) of this Section 4.2. At the next meeting of stockholders of the Company at which Class I directors of the Board of Directors are elected, the Company shall use its commercially reasonable efforts to cause each New Independent Director to be included in the slate of directors recommended for approval by the Board of Directors.

(d) No later than January 26, 2024, the Company shall convene a meeting of the shareholders of the Company (the “Stockholder Meeting”) for the purposes of, without limitation, obtaining the votes of the requisite percentage of shareholders required pursuant to the Operating Documents of the Company and the rules of the Nasdaq Stock Market, as applicable, to approve: (A) a reverse stock split and any other change to the authorized capital stock determined necessary by the Board of Directors, sufficient so that 100% of the maximum number of shares underlying the New Secured Notes and the Warrants (as defined below) are authorized and reserved to provide for the exercise of the rights then represented by the New Secured Notes and the Warrants; (B) the conversion features of the New Secured Notes; (C) the issuance of Warrants to the Noteholder; and (D) the amendment of the Company’s charter to require that any Significant Event (as defined below) must have the unanimous support of each New Independent Director then sitting on the Board of Directors in order for the Board of Directors to approve any Significant Event (collectively, the “Shareholder Approval Matters”). Subject to the fiduciary duties of the Board of Directors, the proxy statement for the Stockholder Meeting shall include a recommendation by the Board of Directors that the stockholders of the Company approve the Shareholder Approval Matters. The Noteholder shall, upon request by the Company, promptly furnish the Company with any information concerning itself, its directors, officers and equityholders and such other matters as may be reasonably necessary or advisable in connection with the proxy statement relating to the Stockholder Meeting. “Significant Event” means each of the following events with respect to the Company or any of its subsidiaries: institution of proceedings to have the applicable entity be adjudicated bankrupt or insolvent, or consent to, encourage or cooperate with, the institution of bankruptcy or insolvency proceedings against the applicable entity or file a voluntary bankruptcy petition or any other petition seeking, or consent to, reorganization or relief with respect to the applicable entity under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the applicable entity or a substantial part of its property, or make any assignment for the benefit of creditors of the applicable entity, or admit in writing the applicable entity’s inability to pay its debts generally as they become due, or take action in furtherance of any such action.

(e) Prior to or on the Closing Date, Company will enter into a support agreement with College Top Holdings, Inc., in the form previously agreed by the Company and the Noteholder and which shall not be amended, waived or otherwise modified without Noteholder consent, and will use reasonable best efforts to enter into additional support agreements, in the form previously agreed by the Company and the Noteholder and which shall not be amended, waived or otherwise modified without Noteholder consent, with every Other Insider Investor, pursuant to which College Top Holdings, Inc. and the Other Insider Investors agree to support all of the Shareholder Approval Matters. The Company shall use its reasonable best efforts to enforce its rights under the support agreements.

(f) (i) No later than January 26, 2024, the Company shall issue those certain common stock purchase warrants, substantially in the form of Exhibit D hereto (the “Warrants”), to the Noteholder; provided that, notwithstanding anything to the contrary herein or in any other Document, if the Company has not received approval of the Shareholder Approval Matters by that date, a failure to issue the Warrants shall not constitute a breach of this covenant so long as (x) the outstanding principal amount of term loans issued pursuant to the Credit Agreement is increased by $48,000,000 and (y) the New Secured Notes Indenture is amended such that the Conversion Rate (as defined therein) then in effect is increased as of the Open of Business (as defined therein) on January 26, 2024 by the amount of the Warrant Issuance Additional Shares Amount (as defined below); and (ii) the Company hereby agrees that prior to exercising its Conversion Prohibition Right (as defined in the New Secured Notes Indenture) it shall amend the New Secured Notes Indenture such that the Conversion Rate then in effect is increased as of the Open of Business on the date that such Conversion Prohibition Right is elected by the amount of the Conversion Prohibition Right Additional Shares Amount (as defined below). “Warrant Issuance Additional Shares Amount” means such number of Common Shares per $1,000 Conversion Amount (as defined in the New Secured Notes Indenture) as equals the excess of (i)(a) $1,000 divided by (b) the difference of (x) $1.46 minus (y) $0.20 over (ii)(a) $1,000 divided by (b) $1.46, as such amount is adjusted from time to time in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 5.05(A) of the New Secured Notes Indenture. The Company will likewise make appropriate adjustments to Warrant Issuance Additional Shares Amount where a Conversion Rate adjustment otherwise required to be made pursuant to the provisions of Section 5.05(A) of the New Secured Notes Indenture is not made in accordance with the provisions of Section 5.05(A)(iii)(1), Section 5.05(A)(iv) or Section 5.05(B)(i) of the New Secured Notes Indenture that permit or require participation by Holders in a transaction in lieu of such Conversion Rate adjustment. “Conversion Prohibition Right Additional Shares Amount” means such number of Common Shares per $1,000 Conversion Amount as equals the excess of (i)(a) $1,000 divided by (b) the difference of (x) $1.26 minus (y) $0.10 over (ii)(a) $1,000 divided by (b) $1.26, as such amount is adjusted from time to time in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 5.05(A) of the New Secured Notes Indenture. The Company will likewise make appropriate adjustments to the Conversion Prohibition Right Additional Shares Amount where a Conversion Rate adjustment otherwise required to be made pursuant to the provisions of Section 5.05(A) of the New Secured Notes Indenture is not made in accordance with the provisions of Section 5.05(A)(iii)(1), Section 5.05(A)(iv) or Section 5.05(B)(i) of the New Secured Notes Indenture that permit or require participation by Holders (as defined in the New Secured Notes Indenture) in a transaction in lieu of such Conversion Rate adjustment.

(g) Make the appointments required under Sections 1 and 2 of Schedule A hereto by the deadlines provided therein and comply with the requirements of Section 3 of Schedule A hereto.

(h) Promptly provide significant updates on the timing and status of any of the items in this Section 4.2 upon occurrence, and upon the Noteholder’s request, provide any updates on the timing and status of any of the items in this Section 4.2.

(i) Select the latest Fundamental Change Repurchase Date for the Existing Notes that is permitted under the Existing Indenture and on (and for the avoidance of doubt not prior to) such Fundamental Change Repurchase Date, pay or repurchase all outstanding Existing Notes that have not been converted to equity at or below par plus accrued and unpaid interest as of the date of repurchase; provided that, if a holder of Existing Notes does not exercise its rights to have its Existing Notes repurchased or converted, a failure to repurchase or convert such Existing Notes shall not constitute a breach of this covenant.

Section 4.3 Tax Treatment of Exchange. The Company understands that the Noteholder intends to take the reporting position that the exchange of the Existing Notes qualifies as a tax-free recapitalization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended. The Company will not take, and will cause its Affiliates not to take, a position on any tax return that is inconsistent with the Noteholder’s intended tax treatment as described in the preceding sentence.

Section 4.4 Daily Quotes. The Company will use commercially reasonable efforts to have three brokers, including JP Morgan, provide a daily mark for the New Secured Notes, as soon as practicable after the Closing Date.

ARTICLE V

Miscellaneous Provisions

Section 5.1 Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid), provided that each such notice must also be delivered by electronic mail. Notices will be deemed to have been given hereunder when delivered personally, three business days after deposit in the U.S. mail postage prepaid with return receipt requested and one business day after deposit postage prepaid with a reputable overnight courier service for delivery on the next business day. The addresses for any such notices shall be, unless changed by the applicable Party via notice to the other Parties in accordance herewith:

If to the Company:

Edgio, Inc.

11811 North Tatum Blvd., Suite 3031

Phoenix, Arizona 85028

Attention:      Richard Diegnan, Chief Legal Officer

Email:            rdiegnan@edg.io

With a copy to (which shall not constitute notice):

Milbank LLP

55 Hudson Yards

New York, NY 10001

Attention:      Rod Miller

Email:            rdmiller@milbank.com

If to Noteholder:

Lynrock Lake Master Fund LP

c/o Lynrock Lake LP

2 International Dr

Suite 130

Rye Brook, New York 10573

Attention:      Cynthia Paul; Michael Manley; Operations

Email:            cp@lynrocklake.com; mike@lynrocklake.com;

              and ops@lynrocklake.com

With a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, New York 10036

Attention:      Stephen Kuhn and Michael Stamer

Email:            skuhn@akingump.com;

                       mstamer@akingump.com

Section 5.2 Entire Agreement. This Agreement and the other documents and agreements executed and delivered among the parties hereto and thereto in connection with the Exchange embody the entire agreement and understanding of the parties hereto and thereto with respect to the subject matter hereof and thereof, and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relating to such subject matter, including, without limitation, any term sheets, emails or draft documents exchanged in connection with the negotiation of the Exchange or otherwise.

Section 5.3 Assignment; Binding Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Noteholder. The Noteholder may assign all or any of its rights or obligations hereunder to any of its Affiliates, its investment managers or investment advisors or the investment managers or investment advisors of any of its Affiliates, and shall not otherwise assign any rights or obligations hereunder without the prior written consent of the Company.

Section 5.4 Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile or other electronic transmission shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such Party.

Section 5.5 Remedies Cumulative. Each party hereto acknowledges that the remedies at law of the other parties for a breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond or furnishing other security, and in addition to all other remedies that may be available, shall be entitled to equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available and no party shall oppose the granting of such relief on the basis that money damages would be sufficient. Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law.

Section 5.6 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement (provided that such process is also delivered by email in accordance with Section 5.1 of this Agreement) and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 5.7 No Third-Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any Party to this Agreement with respect thereto.

Section 5.8 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the Parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a Party hereto shall be effective or binding unless such waiver shall be in writing and signed by the Party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any non-compliance or breach be deemed to be a waiver of a Party’s rights and remedies with respect to such non-compliance or breach.

Section 5.9 Word Meanings. The words such as “herein,” “hereinafter,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

Section 5.10 Further Assurances. The Noteholder and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, including giving any further assurances, as either Party may reasonably request in connection with the transactions contemplated by and in this Agreement.

Section 5.11 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 5.12 Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

[THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY.]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

COMPANY:

Edgio, Inc.

By:
Name:
Title:

NOTEHOLDER:

Lynrock Lake Master Fund LP
By:	Lynrock Lake Partners LLC, its general partner

By:
Name:
Title:

[Signature Page to Exchange Agreement]